EXHIBIT 22.1

List of Issuers of Debt Securities Guaranteed by Enterprise Products Partners L.P. and Associated Securities at December 31, 2025.

In compliance with Item 601(b)(22) of Regulation S-K, the following is a list of publicly traded debt securities issued by Enterprise Products Operating LLC (the “Subsidiary Issuer”) and guaranteed by Enterprise Products Partners L.P. (the “Parent Guarantor”) (dollars in millions):

Amounts Outstanding at
Guaranteed Securities	December 31, 2025
Senior Notes FFF, 5.05% fixed-rate, due January 2026	$750
Senior Notes PP, 3.70% fixed-rate, due February 2026	875
Senior Notes HHH, 4.60% fixed-rate, due January 2027	1,000
Senior Notes SS, 3.95% fixed-rate, due February 2027	575
Senior Notes LLL, 4.30%, fixed-rate, due June 2028	800
Senior Notes WW, 4.15% fixed-rate, due October 2028	1,000
Senior Notes YY, 3.125% fixed-rate, due July 2029	1,250
Senior Notes AAA, 2.80% fixed-rate, due January 2030	1,250
Senior Notes MMM, 4.60% fixed-rate, due January 2031	1,350
Senior Notes GGG, 5.35% fixed-rate, due January 2033	1,000
Senior Notes D, 6.875% fixed-rate, due March 2033	500
Senior Notes III, 4.85% fixed-rate, due January 2034	1,000
Senior Notes H, 6.65% fixed-rate, due October 2034	350
Senior Notes JJJ, 4.95% fixed-rate, due February 2035	1,100
Senior Notes J, 5.75% fixed-rate, due March 2035	250
Senior Notes NNN, 5.20% fixed-rate, due January 2036	1,500
Senior Notes W, 7.55% fixed-rate, due April 2038	400
Senior Notes R, 6.125% fixed-rate, due October 2039	600
Senior Notes Z, 6.45% fixed-rate, due September 2040	600
Senior Notes BB, 5.95% fixed-rate, due February 2041	750
Senior Notes DD, 5.70% fixed-rate, due February 2042	600
Senior Notes EE, 4.85% fixed-rate, due August 2042	750
Senior Notes GG, 4.45% fixed-rate, due February 2043	1,100
Senior Notes II, 4.85% fixed-rate, due March 2044	1,400
Senior Notes KK, 5.10% fixed-rate, due February 2045	1,150
Senior Notes QQ, 4.90% fixed-rate, due May 2046	975
Senior Notes UU, 4.25% fixed-rate, due February 2048	1,250
Senior Notes XX, 4.80% fixed-rate, due February 2049	1,250
Senior Notes ZZ, 4.20% fixed-rate, due January 2050	1,250
Senior Notes BBB, 3.70% fixed-rate, due January 2051	1,000
Senior Notes DDD, 3.20% fixed-rate, due February 2052	1,000
Senior Notes EEE, 3.30% fixed-rate, due February 2053	1,000
Senior Notes NN, 4.95% fixed-rate, due October 2054	400
Senior Notes KKK, 5.55% fixed-rate, due February 2055	1,400
Senior Notes CCC, 3.95% fixed-rate, due January 2060	1,000
Junior Subordinated Notes C, variable-rate, due June 2067	232
Junior Subordinated Notes D, variable-rate, due August 2077	350
Junior Subordinated Notes E, fixed/variable-rate, due August 2077	1,000
Junior Subordinated Notes F, fixed/variable-rate, due February 2078	700